Exhibit 3.3
BYLAWS
OF
CTI MERGER CORP.
ARTICLE I
OFFICES
     1.1 Registered Offices. The address of the registered office of the Corporation shall be established and maintained at the office of the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801 and the Corporation Trust Company shall be the registered agent of the Corporation. The Board of Directors shall have authority to change the registered office of the Corporation from time to time, and the secretary shall register any such change with the Secretary of State of Delaware.
     1.2 Offices. The Corporation may have such other offices, including its principal business office, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
ARTICLE II
STOCKHOLDERS
     2.1 Regular Meeting. The regular meeting of the stockholders of the Corporation shall be an annual meeting held at the principal business office of the Corporation, or at such place as is designated by the Board of Directors, on such date and at such time as the Board of Directors shall designate by resolution, for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.
     2.2 Special Meetings. The Secretary shall call special meetings of the stockholders at any time upon request of the President, the Chief Financial Officer, two (2) or more members of the Board of Directors, or a stockholder or stockholders holding fifteen percent (15%) or more of the voting power entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
     2.3 Quorum. The holders of a majority of the combined voting power of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall he present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.4 Voting. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Unless otherwise provided in the Corporation’s Certificate of Incorporation, each stockholder shall have one (1) vote for each share having voting power standing in his or her name on the books of the Corporation. There shall be no cumulative voting for directors. All elections shall be had and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except in such cases as shall otherwise be required or permitted by statute, the Certificate of Incorporation or these Bylaws.
     2.5 Notice of Meeting. There shall be mailed to each stockholder shown by the books of the Corporation to he a holder of record of voting shares, at his or her address as shown by the books of the Corporation, a notice setting out the time and place of the regular meeting or any special meeting, which notice shall be mailed at least ten (10) days and not more than sixty (60) days prior thereto. Every notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the notice. A stockholder may waive notice of a meeting of stockholders. A waiver of notice by a stockholder entitled to notice is effective whether given before, at, or after the meeting, or whether given in writing, orally, or by attendance. Attendance by a stockholder at a meeting is a waiver of notice of that meeting, except where the stockholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.
     2.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. No appointment of a proxy is irrevocable unless the appointment is coupled with an interest in the shares of the Corporation.
     2.7 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders; or entitled to express consent to corporate action in writing without a meeting; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof shall not be more than sixty nor less than ten days before the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date for any other action shall not be more than sixty days prior to such action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the

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day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Corporation and, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     2.8 Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice is given to all the stockholders of the taking of such corporate action without a meeting and by less than unanimous consent. The written action is effective when it has been signed by all of those stockholders, unless a different effective time is provided in the written action.
ARTICLE III
DIRECTORS
     3.1 Number. The Board of Directors shall consist of three or more members, which number may be fixed from time to time by resolution of the Board of Directors.
     3.2 Elections, Qualifications and Term of Office. Except as provided in the Certificate of Incorporation or in Section 3.3 of this Article III, the Board of Directors shall be elected at the regular meeting of the stockholders or at a special meeting called for that purpose. Each of the Directors shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors who, when present, shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such additional functions and duties as the Board of Directors may, from time to time, prescribe.
     3.3 Vacancies. Subject to the terms of the Corporation’s Certificate of Incorporation, any vacancy in the Board of Directors and any directorship to be filled by reason of an increase in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum.
     3.4 Regular Meetings. As soon as practical after each regular meeting of stockholders, the Board of Directors shall meet at the place where the stockholders’ meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such

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meeting need be given. Such first meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings or in a consent and waiver of notice signed by all the directors.
     3.5 Special Meetings. Special meetings of the Board of Directors may be held at such time and place as may from time to time be designated in the notice or waiver of notice or the meeting. Special meetings of the Board of Directors may be called by the president, or by any director. Unless notice shall be waived by all directors entitled to notice, notice of the special meeting shall be given by the secretary, who shall give at least twenty-four (24) hours’ notice thereof to each director by mail, telegraph, telephone, or in person. Each director, by his or her attendance and his or her participation in the action taken at any directors’ meeting, shall be deemed to have waived notice of such meeting.
     3.6 Telephonic Meetings. Any member or members of the Board of Directors, or any committee designated by such Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.
     3.7 Quorum. At all meetings of the Board of Directors, a quorum for the transaction of business shall consist of a majority of the directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by statute, the Certificate of Incorporation, or these Bylaws. If less than a quorum is present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the Board of Directors.
     3.8 Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution. Committees are subject at all times to the direction and control of the Board of Directors. A committee shall consist of one or more natural persons, who are directors, appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at a meeting is a quorum for the transaction of business unless a larger or smaller proportion is provided in a resolution approved by the affirmative vote of a majority of the directors present.
     3.9 Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or of such committee, as the case may be, entitled to vote with respect to the subject matter set forth.
     3.10 Removal of Directors. Subject to the terms of the Corporation’s Certificate of Incorporation, the holders of a majority of the shares entitled to vote at an election of directors may remove at any time, for cause or without cause, any director of the Corporation.

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ARTICLE IV
OFFICERS
     4.1 Number. The officers of the Corporation shall include a president, a treasurer, and a secretary and may include such other officers as may from time to time be chosen by the Board of Directors. Any officer may hold two or more offices, the duties of which can be consistently performed by the same person.
     4.2 Elections, Qualifications and Term of Office. The Board of Directors shall elect the officers of the Corporation. The Board of Directors may elect a President, a Treasurer, a Secretary and one or more Vice Presidents and, may, from within or without their number, elect such other officers and assistant officers as may be deemed advisable. Such officers shall hold office until the next regular meeting or until their successors are elected and qualified; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the whole Board of Directors.
     4.3 President. Unless provided otherwise by a resolution adopted by the Board of Directors, the President shall be the chief executive officer of the Corporation and (a) shall have general active management of the business of the Corporation; (b) shall, when present and in the absence of the chairman of the Board of Directors, preside at all meetings of the stockholders and Board of Directors; (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; (d) shall sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate of Incorporation, these Bylaws or the Board of Directors to some other officer or agent of the Corporation; (e) shall maintain records of and certify proceedings of the Board of Directors and stockholders; and (f) shall perform such other duties as may from time to time be assigned by the Board of Directors.
     4.4 Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, a vice president shall succeed to the President’s powers and duties in the order in which they are elected or as otherwise prescribed by the Board of Directors. A Vice President who is not a director shall not succeed to the office of President.
     4.5 Secretary. The Secretary shall (a) attend all meetings of the stockholders and Board of Directors, act as clerk thereof and record all the proceedings of such meetings in the minute book of the Corporation; (b) give proper notice of meetings of stockholders and directors; (c) with the President or any Vice President, acknowledge all certificates for shares of the Corporation; and (d) perform such other duties as may be prescribed from time to time by the Board of Directors.
     4.6 Treasurer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Treasurer shall be the chief financial officer of the Corporation and (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and

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drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefore; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors; (e) shall render to the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the President from time to time.
     4.7 Chief Technology Officer. If a Chief Technology Officer has been elected, he or she shall have such powers and perform such duties as may be prescribed by the Board of Directors or by the President.
     4.8 Chief Operating Officer. If a Chief Operating Officer has been elected, he or she shall have such powers and perform such duties as may be prescribed by the Board of Directors or by the President.
     4.9 Assistant Officers. In the event of absence or disability of any Vice President, Secretary, or Chief Financial Officer, such assistants to such officers shall succeed to the powers and duties of the absent officer in the order in which they are elected or as otherwise prescribed by the Board of Directors until such principal officer shall resume his or her duties or a replacement is elected by the Board of Directors. Such assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors, but they shall be subordinate to the principal officer they are designated to assist.
ARTICLE V
INDEMNIFICATION
     Any person who at any time shall serve or shall have served as a director, officer, or, at the discretion of the Board of Directors, any employee or agent of the Corporation, and the heirs, executors and administrators of such person shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the Delaware General Corporation Law, as it may be amended from time to time.
ARTICLE VI
STOCK AND TRANSFERS OF STOCK
     6.1 Certificates of Stock. Every owner of stock of the Corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribe, certifying the number of shares of stock of the Corporation owned by him. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the president, and by the secretary, or by any other two (2) proper officers of the Corporation authorized by the Board of Directors. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each such certificate, and the respective issue date thereof, and in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall he canceled and no other certificate or certificates shall be issued in exchange for any existing certificates until such existing certificate shall have been so canceled except in cases provided for in Article 6.5.

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     6.2 Facsimile Signature. Where any certificate is manually signed by a transfer agent, a transfer clerk or by a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the president and secretary or other proper officer of the Corporation authorized by the Board of Directors may be inscribed on the certificate in lieu of the actual signature of such officer. The fact that a certificate bears the facsimile signature of an officer who has ceased to hold office shall not affect the validity of such certificate if otherwise validly issued.
     6.3 Issuance of Stock. Subject to the provisions and limitations of Article IV of the Certificate of Incorporation, the Board of Directors is authorized to cause to be issued shares of the capital stock of the Corporation, to the full amount of such authorized stock, and at such times as may be determined by the Board of Directors and as may be permitted by law.
     6.4 Transfer of Stock. Transfers of stock on the books of the Corporation may he authorized only by the stockholder named in the certificate, or by the stockholder’s legal representative, or duly authorized attorney-in-fact, and upon surrender for cancellation of the certificate or certificates for such stock. The stockholder in whose name stock stands on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, that when any transfer of stock be made as collateral security, and not absolutely, such facts, if known to the secretary of the Corporation, or to the transfer agent, shall be so expressed in the entry of transfer. The legend on the reverse side of all certificates for shares of the Corporation’s stock shall read in substance as follows:
     “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT BEFORE EFFECTING ANY TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE.”
     6.5 Lost Certificates. Any stockholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors, in an amount determined by the Board of Directors not exceeding double the value of the stock represented by such certificate to indemnify the Corporation, against any claim that may be made against it on account of the alleged loss or destruction of such certificate; whereupon a new certificate may be issued in the same tenor and for the same number of shares of capital stock as the one alleged to have been destroyed or lost.
ARTICLE VII
MISCELLANEOUS
     7.1 Corporate Seal. The Corporation shall have no seal.

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     7.2 Fiscal Year. The Board of Directors shall set the fiscal year of the Corporation.
     7.3 Voting Securities Held by Corporation. The president or other agent designated by the Board of Directors, shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which this Corporation may hold securities. At such meeting the president, or such other agent, shall possess and exercise any and all rights and powers incident to the ownership of such securities which the Corporation might possess and exercise.
     7.4 Books of the Corporation. Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation.
ARTICLE VIII
AMENDMENTS
     Subject to the limitations set forth in the Delaware General Corporation Law, these Bylaws may be amended by a vote of the majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendment shall have been included in the notice of such meeting given to the directors.
     The undersigned hereby certifies that the foregoing Bylaws were adopted as the complete Bylaws of the Corporation by the Board of Directors of the Corporation as of the 10th day of June, 2002.

/s/ Lawrence E. Aszmann
Lawrence E. Aszmann, Secretary

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